UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant To Section 13 Or 15(D) Of The Securities Exchange Act Of 1934

Date of Report: July 17, 2007


                          E'PRIME AEROSPACE CORPORATION
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             (Exact name of registrant as specified in its charter)


           Colorado               33-9472-D CO              59-2802081
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(State or other jurisdiction     (Commission        (IRS Employer
        of Incorporation)            File No.)               Identification No.)


                 7627 Leesburg Pike #200, Falls Church, VA 22043
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                   (Address of principal executive offices)

                                 321-269-0900
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                       (Registrant's telephone number)

                                      N/A
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        (Former name or former address, if changed since last report)



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Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

SECTION 8. OTHER EVENTS

ITEM 8.01  Other Events

     As stated in a letter dated July 14, 2007, E'Prime Aerospace Corporation has entered into a Memorandum of Understanding with Solar System Mining Corporation. The purpose of this Agreement is for and to explore the potential for collaborations in exploration of the "for profit" mining of Near Earth Asteroids for precious metals and semi conductor material. Under this Agreement Solar System Mining plans to purchase Launch services and technical support from E'Prime over a ten year period at a cost to be determined by both parties at a later date. A minimum of eight launches are planned, commencing in 2015(approx).

     Although established in 1987, E'Prime still is a development stage company. E'Prime intends to seek adequate financing, negotiate the sub-agreements for necessary services and launch sites as well as agreements with solid rocket motor manufacturers for the launch vehicles in the Eagle Series and work toward obtaining launch contracts. The commercial launch success of E'Prime is dependent on the occurrence of all these events. There can be no assurance that E'Prime can accomplish its goals or become profitable.


ITEM 9.01. Financial Statements and Exhibits

     (c) Exhibits

Exhibit No.              Description
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10.1(a) *       Memorandum of Understanding

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*  Filed herewith.



     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                         E'Prime Aerospace Corporation


July 17, 2007           /s/James D. Oldham, III
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                        James D. Oldham, III, President